Exhibit 10.8

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) is made and entered into effective as of_________, 20XX (the “Grant Date”), by and between Serina Therapeutics, Inc., a Delaware corporation (the “Company”), and _________ (“Participant”), an Employee, Consultant, or Director (as such terms are defined in the Plan) of the Company or of a subsidiary of the Company (hereinafter included within the term “Company”) within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

W I T N E S S E T H

WHEREAS, the Company has adopted the Serina Therapeutics, Inc. 2024 Equity Incentive Plan, as may be amended or restated from time to time (the “Plan”), administered by the Company’s Board of Directors (the “Board”) or, in the discretion of the Board, by a committee (the “Committee”), providing for the granting to its employees or other individuals, stock options to purchase shares of the Company’s Common Stock, par value $0.0001 per share; and

WHEREAS, the Participant is an Employee, Consultant, or Director (as such terms are defined in the Plan) who is in a position to make an important contribution to the long-term performance of the Company;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Grant. The Company hereby grants to the Participant a Non-qualified Stock Option (the “Option”) to purchase _________ shares of the Company’s Common Stock, par value $0.0001 per share (the “Shares”), at the price set forth in Section 2, on the terms and conditions hereinafter stated and subject to any limitations contained in the Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan.

2. Exercise Price. The purchase price per Share is $_________ (the “Option Exercise Price”), which is 100% of the Fair Market Value of a Share subject to the Option on the Grant Date as determined in accordance with the Plan.

3. Vesting. Unless otherwise terminated as provided by this Agreement, this Option will vest (and thereby become exercisable) in accordance with the vesting schedule set forth below. The unvested portion of the Option is not exercisable.

Vesting Dates	Number of Shares Vesting

TOTAL:

4. Expiration. The Option will expire on the earlier of (a) ten years from the Grant Date, or (b) the date on which the Option ceases to be exercisable pursuant to Section 6 or Section 7.

5. Adjustments in Shares and Purchase Price.

(a) In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of this Option, the Option Exercise Price and the number of Shares subject to this Option will be equitably adjusted or substituted, as to the number, price, or kind of a share of securities or other consideration to the extent necessary to preserve the economic intent of such Award, as determined by the Board or the Committee, and consistent with the requirements under the Plan and Code.

(b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company as a result of which the outstanding securities of the class then subject to the Option hereunder are changed into or exchanged for cash or property or securities not of the Company’s issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then-outstanding by, another corporation or person, this Option will terminate, unless provision is made in writing in connection with such transaction for the assumption of Options theretofore granted under the Plan, or the substitution of such Options by any stock options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event this Option will continue in the manner and under the terms so provided.

(c) To the extent that the foregoing adjustments relate to stock or securities of the Company or the Option Exercise Price, such adjustments will be made by the Board or Committee, whose determination in that respect will be final, binding, and conclusive.

(d) The grant of this Option will not affect in any way the right of power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

6. Effect of Termination of Continuous Service. In the event of termination of the Participant’s Continuous Service for any reason other than his or her death or Disability or Cause, this Option may not be exercised after the date three months following the date of termination of the Participant’s Continuous Service and may be exercisable only up to the amount vested on the date of termination. If the event of termination of the Participant’s Continuous Service for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

7. Effect of Death or Disability. This Option will be exercisable during the Participant’s lifetime only by the Participant and will be nontransferable by the Participant otherwise than by will or the laws of descent and distribution.

(a) In the event the Participant’s Continuous Service terminates on account of the Participant’s Disability, this Option may not be exercised after the earlier of (i) the date 12 months following such termination, and (ii) the expiration of the term of this Option, and this Option will be exercisable only up to the amount vested under Section 3 on the date of Disability.

(b) In the event the Participant’s Continuous Service terminates due to Participant’s death, or if Participant dies during the three-month period following termination of Participant’s Continuous Service during which the Participant is permitted to exercise this Option pursuant to Section 6, this Option may be exercised by the executor or administrator of the Participant’s estate or any person who has acquired the Option from the Participant by his or her will or the applicable law of descent and distribution, during a period ending on the earlier of (i) 12 months following the date of death, and (ii) the expiration of the term of this Option, with respect to the number of Shares for which the deceased Participant would have been entitled to exercise at the time of his or her death, including the number of Shares that vested upon his or her death under Section 3, subject to adjustment under Section 5. Any such transferee exercising this Option must furnish the Company upon request of the Committee (i) written notice of his or her status as transferee, (ii) evidence satisfactory to the Company to establish the validity of the transfer of the Option in compliance with any laws of regulations pertaining to said transfer, and (iii) written acceptance of the terms and conditions of the Option as prescribed in this Agreement.

8. How to Exercise Option. This Option may be exercised by the person then-entitled to do so as to any Share that may then be purchased by giving written notice of exercise to the Company, specifying the number of full Shares to be purchased and accompanied by full payment of the purchase price thereof and the amount of any income tax the Company is required by law to withhold by reason of such exercise. The Board or Committee may require that the exercise by made on a form acceptable to the Board or Committee including such terms as the Board or Committee deem appropriate. The Option Exercise Price of Shares acquired pursuant to an Option will be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) by delivery to the Company of other Shares, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired; (c) a “cashless” exercise program established with a broker pursuant to which the broker exercises or arranges for the coordination of the exercise of the Option with the sale of some or all of the underlying Shares; (d) any combination of the foregoing methods; or (e) in any other form of consideration that is legal consideration for the issuance of Shares and that is acceptable to the Board or Committee. The Option Exercise Price for the Shares acquired pursuant to an Option that is paid by delivery to the Company of other Shares acquired, directly or indirectly from the Company, will be paid only by Shares that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Company has any security registered under Section 12 of the Exchange Act or is required to file reports under Section 15(d) of the Exchange Act, or has filed a registration statement that has not yet become effective under the Securities Act, and that it has not withdrawn, if the Participant is a director or officer of the Company, any exercise that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 is prohibited.

9. No Rights as a Shareholder Prior to Exercise. Neither the Participant nor any person claiming under or through the Participant will be or have any of the rights or privileges of a shareholder of the Company in respect of any of the Shares issuable upon the exercise of the Option until the date of receipt of payment (including any amounts required by income tax withholding requirements) by the Company. The Participant shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option unless and until certificates representing the shares have been issued by the Company to the holder of such shares, or the shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by such holder.

10. Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at its principal executive office, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Participant shall be addressed to the Participant as the address set forth beneath his or her signature hereto, or at any such other address as the Participant may hereafter designate in writing. Any such notice will be deemed to have been duly given three (3) days after being addressed as aforesaid and deposited in the United States mail, first class postage prepaid.

11. Restrictions on Transfer. Except as otherwise provided herein, the Option herein granted and the rights and privileges conferred hereby may not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and may not be subject to sale under execution attachment or similar process upon the rights and privileges conferred hereby. Any transfer, assignment, pledge, or other disposal of said Option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or any sale under any execution, attachment, or similar process upon the rights and privileges conferred hereby will immediately be null and void and will not vest in any purported assignee or transferee any rights or privileges of the optionee, under this Agreement or otherwise with respect to such Option. Notwithstanding the preceding two sentences, in conjunction with the exercise of an Option, and for the purpose of obtaining financing for such exercise, the Option holder may arrange for a securities broker/dealer to exercise an Option on the Option holder’s behalf, to the extent necessary to obtain funds required to pay the Option Exercise Price.

12. Successor and Assigns. Subject to the limitations on transferability contained herein, this Agreement is binding upon and inure to the benefit of the heirs, legal representatives, successors, and assigns of the parties hereto.

13. Additional Restrictions. The rights awarded hereby are subject to the requirement that, if at any time the Board or the Committee determines, in its discretion, that the listing, registration, or qualification of the Shares subject to such rights upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such rights or the issuance or purchase of Shares in connection with the exercise of such rights, then such rights may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval has been affected or obtained free of any conditions not acceptable to the Board or the Committee. Furthermore, if the Board or the Committee determines that amendment to any Option (including but not limited to the increase in the Option Exercise Price) is necessary or desirable in connection with the registration or qualification of any Shares or other securities under the securities or “blue sky” laws of any state, then the Board or the Committee will have the unilateral right to make such changes without the consent of the Participant.

14. Terms of Continuous Service. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position as an Employee, Consultant, or Director, or otherwise. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without cause. The Participant agrees to notify in writing the corporate secretary of the Company of the Participant’s intention, if any, to terminate Participant’s Continuous Service for the Company within ten days after said intention is formed.

15. Payment of Taxes. Whenever Shares are to be issued to the Participant in satisfaction of the rights conferred hereby, the Company will have the right to require the Participant to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. At its option, the Company may withhold shares of Common Stock from the shares otherwise issuable to the Participant as a result of the exercise of the Option or, if permitted by the Company, the Participant may deliver to the Company previously owned and unencumbered shares of Common Stock. The Company has the right to withhold from any compensation paid to a Participant.

16. Terms and Conditions of Plan. This Agreement is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan, as the same is amended from time to time in accordance with the terms thereof, provided that no such amendment will deprive the Participant, without his or her consent, of any of his or her rights hereunder, except as otherwise provided in this Agreement or in the Plan. The Shares acquired hereunder may also be subject to restrictions on transfer and/or rights of repurchase that may be contained in the bylaws of the Company or in separate agreements with Participant. The Board or the Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board or the Committee in good faith will be final and binding upon Participant, the Company, and all other interested persons. No member of the Board or the Committee will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement. Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to such terms in the Plan.

17. Severability. In the event that any provision in this Agreement is invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on the remaining provisions of this Agreement.

18. Governing Law. This Agreement is governed by and construed under the laws of the state of Delaware, without regard to conflicts of law provisions.

19. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled, or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s Continuous Service with the Company.

20. Amendment. The Board and Committee have the right to amend, alter, suspend, discontinue, or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

21. No Impact on Other Benefits. The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit, except as otherwise provided under the terms of the applicable employee benefit plan.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23. Acceptance. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

[Signature Page Follows]

IN WITNESS HEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.

COMPANY:

SERINA THERAPEUTICS, INC.

By:

PARTICIPANT:

Address for notices to Participant:

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